
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                      39,762,715
<SECURITIES>                                         0
<RECEIVABLES>                                  240,081<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              41,782,326<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                41,782,326<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             8,583,432<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,321,890
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              4,261,542
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          4,261,542
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 4,261,542
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $145,100 and receivable from
DWR of $94,981.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,938,295 and net option premiums of $(158,765).
<F3>Liabilities include redemptions payable of $429,759, accrued brokerage commissions of $0, accrued management fees of $138,480, common administrative exepnses payable of $99,713 and accrued transaction fees and costs of $0.
<F4>Total revenue includes realized trading revenue of $7,439,669, net change in unrealized of $(642,508) and interest income of $1,786,271.

